UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 3, 2006
Superconductor Technologies Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA	93111
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 690-4500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
     On October 3, 2006, we changed our independent registered public accounting firm from PricewaterhouseCoopers LLP to Stonefield Josephson, Inc. The new firm will have responsibility for reviewing our third quarter financial statements and auditing our financial statements for the year ended December 31, 2006. As noted in Item 4.01(a)(iii) below, the change in independent registered public accounting firms is not the result of any disagreement with PricewaterhouseCoopers LLP.
     (a) Previous Independent Registered Public Accounting Firm.
          (i) On October 3, 2006, we dismissed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm. Our Audit Committee made the decision to change independent registered public accounting firms, and the decision was ratified by the Executive Committee of our Board of Directors.
          (ii) The reports of PwC on the consolidated financial statements as of and for the years ended December 31, 2004 and 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, however, each report contained an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.
          (iii) During the years ended December 31, 2004 and 2005 and through October 3, 2006, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on financial statements for such years. During the years ended December 31, 2004 and 2005 and through October 3, 2006, there were no reportable events as described under Item 304(a)(1)(v) of Regulation S-K.
          (iv) We have requested that PwC furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated October 3, 2006, is filed as Exhibit 16.1 to this Form 8-K.
     (b) New Independent Accountants.
     On October 3, 2006, we engaged Stonefield Josephson, Inc. (“SJI”) as our independent registered public accounting firm for the fiscal year ending December 31, 2006, and to perform procedures related to the financial statements included in our quarterly reports on Form 10-Q, beginning with, and including, the quarter ended September 30, 2006. The Audit Committee made the decision to engage SJI, and the decision was ratified by the Executive Committee of our Board of Directors.
     We have not consulted with SJI during our two most recent fiscal years or during any subsequent interim period through October 3, 2006 regarding either (i) the application of accounting principle to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that SJI concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).
     In deciding to select SJI, the Audit Committee considered the firm’s experience and expertise with publicly traded technology companies and reviewed auditor independence issues. The Audit Committee concluded that SJI has no commercial relationship that would impair its independence and has the appropriate expertise required to audit our current operations.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP, dated October 3, 2006.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superconductor Technologies Inc.
Date: October 3, 2006	By:	/s/ William J. Buchanan
William J. Buchanan, Controller

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